Exhibit 99.1A

CHONGQING SYSWAY ELECTRONIC TECHNOLOGY CO., LTD
FINANCIAL STATEMENTS
DECEMBER 31, 2008 and 2007

Contents

Page

Reports of Independent Registered Public Accounting Firms	1-2

Financial Statements:

Balance Sheets as of December 31, 2008 and 2007	3

Statements of Operations for the Years Ended December 31, 2008 and 2007	4

Statements of Shareholders’ Equity for the Years Ended December 31, 2008 and 2007	5

Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	6

Notes to Financial Statements	7-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Chongqing Sysway Electronic Technology Co., Ltd

We have audited the accompanying balance sheet of Chongqing Sysway Electronic Technology Co., Ltd. (“the Company”) as of December 31, 2008, and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Morison Cogen, LLP

Bala Cynwyd, Pennsylvania
November 16, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of Chongqing Sysway Electronic Co., Ltd.

We have audited the balance sheet of Chongqing Sysway Electronic Co., Ltd. (the “Company”) as of December 31, 2007 and the related statements of operations and other comprehensive income (loss), shareholders equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Goldman Parks Kurland Mohidin LLP

Encino, California
April 17, 2008

CHONGQING SYSWAY INFORMATION TECHNOLOGY CO., LTD
BALANCE SHEETS
AS OF
DECEMBER 31, 2008 and 2007
(AUDITED)
ASSETS	December 31, 2008	December 31, 2007

CURRENT ASSETS
Cash and cash equivalents	$48,588	$640,003
Accounts receivable, net	932,910	2,065,124
Retentions receivable	49,610	-
Advance to Suppliers	33,213	14,538
Other receivables	207,298	101,812
Inventory	267,789	31,452

Total current assets	1,539,408	2,852,929

RETENTIONS RECEIVABLE	42,358	69,015

PROPERTY AND EQUIPMENT, net	39,282	114,826

TOTAL ASSETS	$1,621,048	$3,036,770

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$157,115	$2,054,445
Taxes payable	206,568	76,858
Accrued liabilities and other payables	17,885	93,491
Advance from related party	-	75,398
Short-term Loan	-	48,327

Total current liabilities	381,568	2,348,519

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	1,208,240	1,208,240
Accumulated other comprehensive income	104,271	49,916
Accumulated deficit	(73,031)	(569,905)

Total stockholders' equity	1,239,480	688,251

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,621,048	$3,036,770

CHONGQING SYSWAY INFORMATION TECHNOLOGY CO., LTD
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED
DECEMBER 31, 2008 and 2007
(AUDITED)

	YEARS ENDED
	DECEMBER 31,
	2008	2007

Net sales	$4,924,438	$4,013,972

Cost of goods sold	(3,826,264)	(3,050,588)

Gross profit	1,098,174	963,384

Operating expenses
Selling expenses	(159,949)	(143,754)
General and administrative expenses	(456,040)	(386,912)

Total operating expenses	(615,989)	(530,666)

Income from operations	482,185	432,718

Non-operating income (expenses)
Interest expense	(1,011)	(3,236)
Reversal of provision for bad debt	161,805	-
Tax rebate	26,245	-
Other income	6,838	1,317
Subsidy income	1,872	57,591

Total non-operating income	195,749	55,672

Income before income tax	677,934	488,390

Income tax expense	(181,060)	-

Net income	$496,874	$488,390

Other comprehensive item
Foreign currency translation	54,355	32,523

Comprehensive Income	$551,229	$520,913

CHONGQING SYSWAY INFORMATION TECHNOLOGY CO., LTD
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED
DECEMBER 31, 2008 and 2007
(AUDITED)
	Paid in capital	Other comprehensive income	Accumulated deficit	Total

Balance at January 1, 2007	$1,208,240	$17,393	$(1,058,295)	$167,338

Net income for the year	-	-	488,390	488,390

Foreign currency translation gain	-	32,523	-	32,523

Balance at December 31, 2007	1,208,240	49,916	(569,905)	688,251

Net income for the year	-	-	496,874	496,874

Foreign currency translation gain	-	54,355	-	54,355

Balance at December 31, 2008	$1,208,240	$104,271	$(73,031)	$1,239,480

CHONGQING SYSWAY INFORMATION TECHNOLOGY CO., LTD
STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED
DECEMBER 31, 2008 and 2007
(AUDITED)
	YEARS ENDED
	DECEMBER 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$496,874	$488,390
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	18,591	15,544
Change in allowance for doubtful accounts	(161,805)	127,495
(Gain) / loss on disposal of fixed assets	(4,551)	610
(Increase) decrease in current assets:
Accounts receivable	1,412,786	(1,753,474)
Retentions receivable	(18,017)	(66,191)
Advance to suppliers	(17,415)	(13,556)
Other receivables	(10,783)	(16,347)
Inventory	(230,494)	2,741
Increase (decrease) in current liabilities:
Accounts payable	(2,003,216)	1,814,222
Unearned revenue	-	(32,462)
Accrued liabilities and other payables	(80,595)	(95,218)
Taxes payable	122,556	47,329

Net cash (used in) provided by operating activities	(476,069)	519,083

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(18,374)	(8,641)

Net cash used in investing activities	(18,374)	(8,641)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term loan	(50,759)	(11,707)
Advance from related party	(79,193)	-

Net cash used in financing activities	(129,952)	(11,707)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	32,980	29,111

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(591,415)	527,846

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	640,003	112,157

CASH & CASH EQUIVALENTS, END OF YEAR	$48,588	$640,003

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income tax paid	$5,240	$-
Interest paid	$1,011	$3,692

Supplemental disclosure of non-cash investing activities:
Other receivable for fixed assets sold	$86,281	$-

CHONGQING SYSWAY INFORMATION TECHNOLOGY CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 and 2007
(Audited)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Chongqing Sysway Information Technology Co., Ltd. (the “Company” or “Chongqing Sysway”) was incorporated in the Chongqing City, Sichuan Province, People’s Republic of China (“PRC”) in 1999 as a State Owned Enterprise (“SOE”).  In 2005, the two SOE shareholders sold their ownership shares among other original minority shareholders and since then, Chongqing Sysway began to operate as a private enterprise mainly engaged in system integration services including computer system installation, website design, system firewall setup, etc., particularly for tobacco industry.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company had $0 and $154,053 bad debt allowance at December 31, 2008 and 2007, respectively.

At December 31, 2008 and 2007, the Company had retentions receivable for product quality assurance in the amount of $91,968 and $69,015, respectively.  The retention rate varies from 3% to 5% of the sales price with variable terms from 1 year to 3 years.  At December 31, 2008, $49,610 of the retentions receivable are current and due within one year, and $42,358 of the retentions receivable are noncurrent.  At December 31, 2007, $0 of the retentions receivable are current and due within one year, and $69,015 of the retentions receivable are noncurrent.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a Specific Identification Method.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives ranging from 3 to 20 years as follows:

Building                                          25 years
Vehicle                                           10 years
Office Equipment                         3-5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of December 31, 2008 and 2007, there were no significant impairments of its long-lived assets.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders equity.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company records its revenue when certain milestones as defined in the service contract are reached. These service contracts have clear milestones and deliverables with distinct values assigned to each milestone.  The milestones do not require the delivery of multiple elements as noted in Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” ("EITF No. 00-21").   In accordance with SAB No. 104, the Company treats each milestone as an individual revenue agreement and only recognizes revenue for each milestone when all the conditions of SAB 104 defined earlier are met.

Sales revenue represents the invoiced value of products and services, net of value-added tax (“VAT”).  All of the Company’s products and service that are sold and provided in the PRC are subject to Chinese value-added tax of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

The Company provides post-contract support (PCS).  Maintenance revenues from ongoing customer support services are billed on an annual basis with the revenue being deferred and recognized ratably over the maintenance period. The Company does not charge for PCS services separately for the first year from the date the product is sold. The Company believes that this type of PCS does not have to be accounted for as a separate unit in accordance with guidance provided by AICPA Statement of Position (SOP) 97-2. During the years ended December 31, 2008 and 2007, cost of providing such services during the first year from the date of sale was approximately $8,600 and $6,500, respectively. The Company charges PCS services through a separate contact after the first year of the sale, the revenue from the PCS services was $72,000 and $0 for the years ended December 31, 2008 and 2007, respectively.

Cost of Revenue

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the service.  Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2008 and 2007 included net income and foreign currency translation adjustments.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on  products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with USA GAAP in the United States (the GAAP hierarchy).  SFAS 162 adoption did not have an impact on the Company’s financial statements.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FASB Staff Position FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), and requires additional disclosures. The objective of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (R), “Business Combinations” (“SFAS 141(R)”), and other accounting principles generally accepted in the USA. FSP FAS 142-3 applies to all intangible assets, whether acquired in a business combination or otherwise and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The guidance for determining the useful life of intangible assets shall be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements apply prospectively to all intangible assets recognized as of, and subsequent to, the effective date. Early adoption is prohibited. FSP FAS 142-3 is not currently applicable to the company.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.”  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after November 15, 2008. SFAS 161 is not currently applicable to the company.

Fair value of measurements

On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” SFAS 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.


Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51

In December 2007, FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51." SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company expects SFAS 160 will have an impact on accounting for business combinations, but the effect is dependent upon acquisitions at that time.

Business Combinations

SFAS 141 (Revised 2007), Business Combinations (SFAS 141(R)), is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009. SFAS 141(R) changes how the acquisition method is applied in accordance with SFAS 141. The primary revisions to this Statement require an acquirer in a business combination to measure assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of that date, with limited exceptions specified in the Statement. This Statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with the Statement). Assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date are to be measured at their acquisition-date fair values, and assets or liabilities arising from all other contingencies as of the acquisition date are to be measured at their acquisition-date fair value, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements. This Statement significantly amends other Statements and authoritative guidance, including FASB Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method, and now requires the capitalization of research and development assets acquired in a business combination at their acquisition-date fair values, separately from goodwill. FASB Statement No. 109, Accounting for Income Taxes, was also amended by this Statement to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. The Company expects SFAS 141R will have a significant impact on accounting for business combinations, but the effect is dependent upon acquisitions at that time.

Accounting for Non-Refundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities

In June 2007, FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities,” which addresses whether non-refundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. EITF 07-03 is effective for fiscal years beginning after December 15, 2008.  The adoption of EITF 07-03 is not expected to have a significant impact on the Company’s financial statements.

3. INVENTORY

Inventory consisted of computer parts and supplementary parts in the amount of $ 267,789 and $ 31,452 at December 31, 2008 and 2007, respectively.

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2008 and December 31, 2007 was as below:

	December 31,
	2008	2007
Vehicle	51,210	47,981
Office and Equipment	267,437	233,078
Building	--	130,539
	318,647	411,598
Less: Accumulated depreciation	(279,365)	(296,772)
	$39,282	114,826

The Company disposed its office building for $87,789 during 2008 (see note 6). Depreciation expense for the years ended December 31, 2008 and 2007 was $ 18,480 and $15,544, respectively.

5. MAJOR CUSTOMERS AND VENDORS

Four customers accounted for 67% and 69% of the Company’s net revenue for year 2008 and 2007, respectively.  For year 2008, each customer accounted for about 23%, 19%, 13% and 12% of the sales.  For year 2007, each customer accounted for about 24%, 17%, 14% and 14% of the sales.  At December 31, 2008 and 2007, the total receivable balance due from these customers was $162,266 and $1,718,812, respectively.

One and four vendors provided 62% and 73% of the Company’s purchase of raw materials for year 2008 and 2007, respectively. For year 2007, each vendor accounted for about 22%, 20%, 20% and 11% of the purchases. At December 31, 2008, the account payable to this vendor was $ 0. At December 31 2007, the total payable to these vendors was $1,859,183.

6. OTHER RECEIVABLES

Other receivables consisted of the following at December 31, 2008 and 2007, respectively:

	December 31,
	2008	2007
Advance to staff	$44,914	6,737
Advance to third parties	1,683	34,340
Tax rebate and retention for sales contract	15,593	--
Receivable on disposal of asset	87,789	--
Receivable for VAT paid but purchase invoices not yet received	57,319	60,735
	$207,298	101,812

7. TAX PAYABLE

Tax payable consisted of the following at December 31, 2008 and 2007, respectively:

	December 31,
	2008	2007
Value added tax payable	$2,328	38,799
Business tax payable	23,751	32,658
Income tax payable	178,663	--
Other taxes payable	1,826	5,401
	$206,568	76,858

8. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2008 and December 31, 2007, respectively:

	December 31,
	2008	2007
Accrued salary and welfare	$15,969	24,293
Other accrued expense	782	2,315
Other payable	1,134	66,883
	$17,885	93,491

9. ADVANCE FROM RELATED PARTY

Advance from related party represented loan from the Company’s shareholder with no interest bearing, payable upon demand. At December 31, 2008 and 2007, advance from related party was $0 and $75,398, respectively.

10. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in Hi-Tech Zone, and is subject to tax at a statutory rate of 25% for 2008 and 15% for 2007 on income reported in the statutory financial statements after appropriated tax adjustments.

The income tax provision consists of the following at December 31, 2008 and 2007, respectively:

	December 31,
	2008	2007
Current	$181,060	73,258
Change in deferred tax asset	-	-
Change in valuation allowance	-	-
Benefit of NOL carryforward	-	(73,258)
	$181,060	-

The following is a reconciliation of the tax derived by applying the PRC statutory rate of 25% and 15% for 2008 and 2007 to the earnings before income taxes and comparing that to the recorded income tax provision:

	December 31,
	2008	2007
Tax provision at PRC statutory rate	25.0%	15.0%
Other income taxes	1.7%	-
Benefit of NOL carryforward	-	(15.0)%
	26.7%	-

The company adopted FIN 48 effective January 1, 2007 which did not require an accrual for uncertain tax positions as of January 1, 2007.  There was no change in unrecognized tax benefits and accrual for uncertain tax positions as of December 31, 2007 and 2008.

11. SHORT-TERM LOAN

On April 25, 2006, the Company’s President entered a 5 years, 4% interest rate bank loan with maturity on April 25, 2011 for the amount of approximately $65,000 (RMB 500,000) under his personal name on behalf of the Company and for the use of the Company’s operation.  This Company used its building as collateral for this loan and the Company repaid principal and interest monthly. This loan was paid in full during 2008.

12. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.  The Company did not make any reserve to this fund in 2008 and 2007 as the Company has accumulated deficit for both years.

Common welfare fund

Common welfare fund is a voluntary fund that the Company can elect to transfer 5% to 10% of its net income to this fund.  The Company did not make any contribution to this fund for the year ended December 31, 2008 and 2007.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Pursuant to the "Circular of the Ministry of Finance (MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, companies transferred the balance of SCWF (Statutory Common Welfare Fund) as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF was charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005, the Company did not have a deficit in the SCWF.

13. COMMITMENTS

The Company leased its office under one year, non-cancelable, and renewable operating lease agreement on December 1, 2007 with expiration date on November 30, 2008; at maturity, the Company renewed the lease for additional one year expiring on November 30, 2009. The Company will lease this office month-by-month after November 30, 2009.

Total rental expense for the years ended December 31, 2008 and 2007 were approximately $28,466 and $27,217, respectively.

14. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.